For Immediate Release

Media Contact:

Odyne Corporation Lisa M. DeMarco, 631-750-1010 Director of Marketing + Corporate Communications lisa@odyne.com

ODYNE CORP. COMPLETES $7 MILLION ROUND OF PRIVATE PLACEMENT TO FUND WORKING CAPITAL REQUIREMENTS

HAUPPAUGE, NY, March 28, 2008 - Odyne Corporation (OTCBB: ODYC), a clean technology company that develops advanced plug-in hybrid electric vehicle (PHEV) propulsion systems, today announced that it has completed an initial private placement round of unregistered shares of common stock and warrants to purchase common stock, receiving gross proceeds in the amount of $7 million.

The Quercus Trust, the lead investor in the private placement, also participated in Odyne’s October 2007 convertible debenture financing. Odyne will use the net proceeds of the private placement for its working capital and capital expenditure requirements.

“This financing significantly enhances our working capital position and represents a major step forward in the execution of our business plan,” said Odyne’s CEO, Alan Tannenbaum. “We have three main product lines: PHEV systems for refuse and recycling trucks; PHEV systems for shuttles and buses; and a PHEV system for aerial lift trucks for utility maintenance that has been designed for Dueco Inc. Our objective for 2008 is to deliver reliable, efficient PHEV systems for these platforms. We expect a significant jump in the delivery of our systems in 2008 and this financing allows us to fund that growth.”

Odyne’s common stock and warrants were offered and sold in units only to “accredited investors,” as defined in Regulation D of the Securities Act. Each investor purchased shares of Odyne common stock at $0.60 per share, and five-year warrants purchasing an equivalent number of shares of common stock at an exercise price of $.72 per share, subject to certain anti-dilution provisions.

The securities sold in the private placement have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Finance Investments, Inc. acted as placement agent, and Greenberg Traurig, LLP as our counsel, for the transaction.

About Odyne Corporation

Odyne Corporation is a clean technology company that develops and manufactures propulsion systems for advanced Plug-in Hybrid Electric Vehicles (PHEV), specifically medium and heavy-duty trucks and buses. The company has developed a proprietary system combining electric power conversion, power control and energy storage technology, with standard electric motors, storage batteries and other off the shelf components to create a lower fuel cost, lower operation and maintenance cost, substantially lower emission and quieter vehicle. Odyne’s PHEV systems are series configuration hybrids with significant advantages over the parallel architecture used in hybrid passenger cars. Visit www.odyne.com for more information.

Forward-Looking Statements

This press release contains certain “forward-looking statements” related to the business of Odyne which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, regulatory actions or delays, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. Odyne is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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